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                                                            [LOGO APPEARS HERE]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-82402) and Form S-3 (No. 33-82458) of Rule Industries, Inc. of our report dated October 27, 1995, except for Note 5, which is as of November 30, 1995 appearing on page F-1 of the Annual Report on Form 10-K of Rule Industries, Inc. for the fiscal year ended August 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-21 of this Form 10-K.
                                          ----


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


St. Louis, Missouri
October 27, 1995